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                                                                      Exhibit 21




                           SUBSIDIARY OF B.H.I.T. Inc.
                      Formerly BANYAN HOTEL INVESTMENT FUND



Name of Subsidiary                               State of Organization
------------------                               ---------------------

BHF Merger Corp.                                        Illinois

BNC Santa Barbara Corp.                                 Illinois